EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Precise Software Solutions Ltd. for the registration of 774,416 of its Ordinary Shares and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements of Precise Software Solutions Ltd. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                        /s/ Kost, Forer and Gabbay
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                                        Kost, Forer and Gabbay
                                        A Member of Ernst & Young International

January 28, 2002
Tel-Aviv, Israel